EXHIBIT (m)(1)(b)

AMENDED SCHEDULE A to the MASTER DISTRIBUTION PLAN FOR CLASS A SHARES1

Dated: October 10, 2017

	Distribution Fee	Effective Date
Calvert Management Series
Calvert Floating-Rate Advantage Fund	0.25%	10/10/2017
Calvert Tax-Free Responsible Impact Bond Fund	0.25%	12/31/16
Calvert Unconstrained Bond Fund	0.25%	2/15/17
The Calvert Fund
Calvert Income Fund	0.25%	12/31/16
Calvert Short Duration Income Fund	0.25%	12/31/16
Calvert Long-Term Income Fund	0.25%	12/31/16
Calvert Ultra-Short Income Fund	0.25%	12/31/16
Calvert High Yield Bond Fund	0.25%	1/27/17
Calvert Responsible Index Series, Inc.
Calvert U.S. Large Cap Core Responsible Index Fund	0.25%	12/31/16
Calvert U.S. Large Cap Growth Responsible Index Fund	0.25%	12/31/16
Calvert U.S. Large Cap Value Responsible Index Fund	0.25%	12/31/16
Calvert U.S. Mid Cap Core Responsible Index Fund	0.25%	12/31/16
Calvert Developed Markets Ex-U.S. Responsible Index Fund	0.25%	12/31/16
Calvert Impact Fund, Inc.
Calvert Small Cap Fund	0.25%	1/27/17
Calvert Global Energy Solutions Fund	0.25%	12/31/16
Calvert Global Water Fund	0.25%	12/31/16
Calvert Green Bond Fund	0.25%	12/31/16

	Distribution Fee	Effective Date
Calvert Social Investment Fund
Calvert Balanced Portfolio	0.25%[2]	12/31/16
Calvert Bond Portfolio	0.25%[3]	12/31/16
Calvert Equity Portfolio	0.25%	1/3/17
Calvert Conservative Allocation Fund	0.25%	12/31/16
Calvert Moderate Allocation Fund	0.25%	12/31/16
Calvert Aggressive Allocation Fund	0.25%	12/31/16
Calvert World Values Fund, Inc.
Calvert International Equity Fund	0.25%	1/6/17
Calvert Capital Accumulation Fund	0.25%	12/31/16
Calvert International Opportunities Fund	0.25%	12/31/16
Calvert Emerging Markets Equity Fund	0.25%	12/31/16

1

The fees show are the fees authorized by the Board to be paid to Eaton Vance Distributors, Inc. (“EVD”) under the Class A distribution plan

2

For Calvert Balanced Portfolio, the fee is applied on assets under management (AUM) over $30 million.

3

The Master Distribution Plan for Class A Shares authorizes distribution fees of up to 0.25% annually.  The Board has authorized distribution fees of 0.20% annually.